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                                                                     Exhibit #16














                                      EXHIBIT 16







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                         ATLAS NATIONAL MUNICIPAL MONEY FUND
                        ATLAS CALIFORNIA MUNICIPAL MONEY FUND
                            ATLAS U.S. TREASURY MONEY FUND
                               7-day Yield Calculations


FORMULAS:

   Current yield = (net change in value of account)   x   365/7

   Effective yield = [(net change in value of account + 1) 365/7 ] - 1

   Tax equivalent effective yield = Effective yield/ (1-tax rate) *

   Net change in value of account includes dividends earned on new shares issued during the 7-Day period from daily reinvestment of dividends.

ATLAS NATIONAL MUNICIPAL MONEY FUND

   Ending value of account                  $1.00052406
   Less beginning value                      1.00000000
                                             ----------
   Net change in account value               0.00052406
                                             ----------

   Current yield        = 0.00052406   x   365/7  )             = 2.73%

   Effective yield      = [ (0.00052406 + 1) 365/7 ] - 1        = 2.77%

   Tax equivalent effective yield = 2.77%/ (1 - 0.31)           = 4.01%

ATLAS CALIFORNIA MUNICIPAL MONEY FUND

   Ending value of account                  $1.00053800
   Less beginning value                      1.00000000
                                             ----------
   Net change in account value               0.00053800
                                             ----------

   Current yield        = 0.00053800   x   365/7                = 2.81%

   Effective yield      = [ (0.00053800 + 1) 365/7 ] - 1        = 2.84%

   Tax equivalent effective yield = 2.84% / (1 - 0.3859)        = 4.63%



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ATLAS U.S. TREASURY MONEY FUND

   Ending value of account                  $1.00072183
   Less beginning value                      1.00000000
                                             ----------
   Net change in account value               0.00072183
                                             ----------

   Current yield        = 0.00072183   x   365/7                = 3.76%

   Effective yield      = [ (0.00072183 + 1)  365/7 ] - 1       = 3.83%

   State Tax Equivalent Yields:

   CA Tax equivalent effective yield = 3.83% / (1 - 0.11)       = 4.30%
   CO Tax equivalent effective yield = 3.83% / (1 - 0.05)       = 4.03%
   KS Tax equivalent effective yield = 3.83% / (1 - 0.875)      = 4.20%
   MO Tax equivalent effective yield = 3.83% / (1 - .06)        = 4.07%



* No taxable income included in net change in value of account for municipal funds.

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                          ATLAS NATIONAL MUNICIPAL BOND FUND
                         ATLAS CALIFORNIA MUNICIPAL BOND FUND
                  ATLAS U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND
                              30-day Yield Calculations


FORMULAS:

                             income - expenses                       6
   Yield = 2  [  (---------------------------------------- + 1)   - 1  ]
                        avg shares x max off price

   Tax equivalent yield = Effective yield/ (1-tax rate) *


ATLAS NATIONAL MUNICIPAL BOND FUND

                             $161,546  -  $15,932                   6
   Yield = 2  [  (-------------------------------------- + 1)    - 1  ] = 5.24%
                             3,041184 x 11.08

   Tax equivalent yield = 5.24%  /  ( 1  -  0.31)  =  7.59%


ATLAS CALIFORNIA MUNICIPAL BOND FUND

                            $624,920  -  $60,222                    6
   Yield = 2  [  ( ------------------------------------- + 1)    - 1  ] = 5.38%
                            11,511,030 x 11.06

   Tax equivalent yield = 5.38%  /  (1 - 0.3859)  =  8.76%


ATLAS U.S GOVERNMENT AND MORTGAGE SECURITIES FUND

                            $1,394,928  -  $339,582                 6
   Yield = 2 [ ( ---------------------------------------- + 1)   - 1  ] = 7.73%
                            15,285,487 x 10.89

   Tax equivalent yield is Not Applicable to this Fund.




* No taxable income recognized during the period for municipal funds.

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                          ATLAS NATIONAL MUNICIPAL BOND FUND
                         ATLAS CALIFORNIA MUNICIPAL BOND FUND
                  ATLAS U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND
                             ATLAS GROWTH AND INCOME FUND
                              Total Return Calculations

FORMULAS:

   Aggregate total return:        P ( 1 + T )  =  ERV

                                                                   365
                                                          ----------------------
   Annualized total return = Aggregate total return  x       Days in operation

   where P = a Hypothetical initial payment of $1,000
         T = average annual total return
         n = number of years
       ERV = ending redeemable value*


ATLAS NATIONAL MUNICIPAL BOND FUND

12 Months Ended June 30, 1992:

   Ending value of account        $1,102.99
   Beginning value of account      1,000.00
                                   --------
    Change in value                  102.99
                                    -------

                   1
   $1,000 ( 1 + T )   = $1,102.99
    T = ($1,102.99 /  $1,000)  - 1   = 10.30%

   Annualized total return = 10.30%

Since Inception (1/26/90) to June 30, 1992:


   Ending value of account        $1,242.98
   Beginning value of account      1,000.00
                                   --------
    Change in value                  242.98
                                    -------

                   365/887
   $1,000  ( 1 + T )            = $1,242.98
   T =  ($1,242.98 /  $1,000)  - 1   = 10.00%

   Average annualized total return = 10.00%

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ATLAS CALIFORNIA MUNICIPAL BOND FUND

12 Months Ended June 30, 1992:

   Ending value of account        $1,090.40
   Beginning value of account      1,000.00
                                    -------
    Change in value                   90.40
                                    -------

                   1
   $1,000  ( 1 + T )     = $1,090.40
   T = ($1,090.40 / $1,000)  -  1   = 9.04%

   Annualized total return = 9.04%

Since Inception (1/24/90) to June 30, 1992:

   Ending value of account        $1,239.28
   Beginning value of account      1,000.00
                                    -------
    Change in value                  239.28
                                    -------

                   365/889
   $1,000  ( 1 + T )          = $1,239.28
   T =  ($1,239.28 / $1,000)  - 1   = 9.82%

   Average annualized total return = 9.82%

ATLAS U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND

12 Months Ended June 30, 1992:

   Ending value of account        $1,114.53
   Beginning value of account      1,000.00
                                   --------
    Change in value                  114.53
                                    -------

                  1
   $1,000 ( 1 + T )     = $1,114.53
   T = ($1,114.53  /  $1,000) - 1   = 11.45%

   Annualized total return = 11.45%

Since Inception (1/19/90) to June 30, 1992:

   Ending value of account        $1,284.79
   Beginning value of account      1,000.00
                                   --------
    Change in value                  284.79
                                    -------
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                    365/894
   $1,000 ( 1 + T )          = $1,284.79
   T =  ($1,284.79 / $1,000) - 1   = 11.63%
Average annualized total return = 11.63%

ATLAS GROWTH AND INCOME FUND

   12 Months Ended June 30, 1992:

   Ending value of account        $1,101.43
   Beginning value of account      1,000.00
                                   --------
    Change in value                  101.43
                                    -------

                    1
   $1,000  ( 1 + T )      = $1,101.43
   T = ($1,101.43 / $1,000) - 1   =  10.14%

   Annualized total return = 10.14%

Since Inception (12/05/90) to June 30, 1992:

   Ending value of account        $1,277.85
   Beginning value of account      1,000.00
                                   --------
    Change in value                  277.85
                                    -------

                    365/574
   $1,000 ( 1 + T )           = $1,277.85
   T = ($1,277.85 / $1,000)  - 1   = 17.67%

   Average annualized total return = 17.67%


*Ending redeemable value is calculated by determining the number of shares purchased at maximum offering price at the beginning of period. The number of shares is then increased by shares acquired through reinvestment of dividends during the period. The total shares owned at the end of the period is then multiplied by the ending net asset value to determine the ERV.